Exhibit 10.18
CAPITAL CONTRIBUTION AGREEMENT
     THIS CAPITAL CONTRIBUTION AGREEMENT (this “Agreement) is made and entered into as of July 13, 2010, by and between H. Wayne Huizenga (“Huizenga”) and Steven R. Berrard (“Berrard”), on the one hand, and Swisher International, Inc., a Nevada corporation (“Swisher”) on the other.
RECITALS
     WHEREAS, Huizenga and Berrard each own 5,000 Units of HB Service, LLC, a limited liability company organized under the laws of the State of Delaware (the “Company”), and otherwise have equal membership interests in the Company, which together constitutes all of the outstanding membership interests in the Company; and
     WHEREAS, Huizenga and Berrard each own 606,445 shares of common stock, par value $0.01, of Swisher, which constitutes all of the issued and outstanding shares of stock of Swisher; and
     WHEREAS, Huizenga and Berrard each wish to make a capital contribution to Swisher of their respective interests in the Company, and by doing so intend that the Company will become a wholly-owned subsidiary of Swisher, and Swisher wishes to accept such capital contribution.
AGREEMENTS
     NOW THEREFORE, in consideration of the above premises and the promises contained in this Agreement, the parties to this Agreement agree as follows:
     1. Capital Contribution. Huizenga and Berrard hereby transfer to Swisher, and Swisher hereby accepts the transfer of all right, title and interest that each of Huizenga and Berrard has in and to the Company.
     2. Equity Interest in Swisher. Huizenga and Berrard represent that as of the date hereof, they are the sole owners of the Company, with equal membership interests in the

Company, and that as of the date hereof they are the sole stockholders of Swisher, with equal stockholdings in Swisher. Upon completion of the transfers described above in Section 1 of this Agreement, Swisher shall own 100% of the outstanding membership interests in the Company, and shall do so without the issuance of any additional shares of Swisher stock.
     3. Further Actions. The parties agree to execute such additional documents and agreements as may be necessary to evidence and accomplish the foregoing capital contribution.
     4. Governing Law. This Agreement shall be governed by the laws of the state of Florida, without reference to the conflict of laws provisions thereof.
     5. Entire Agreement. This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior understandings, contracts and agreements between the parties.
     IN WITNESS WHEREOF, the undersigned have duly executed this Capital Contribution Agreement dated and effective as of the date first written above.

/s/ H. Wayne Huizenga
H. Wayne Huizenga

/s/ Steven R. Berrard
Steven R. Berrard

SWISHER INTERNATIONAL, INC.
By:	/s/ Steven R. Berrard
Steven R. Berrard, President